Principal Global Investors, LLC 801 Grand Avenue Des Moines, IA 50392
May 21, 2026
State Street Global Services
One Congress Street
Boston, Massachusetts 02114-2016
Attention: David Whelan, Vice President
Re:    Principal Exchange-Traded Funds (the “Trust”)
Ladies and Gentlemen:
Please be advised that the undersigned Trust has established new series of shares to be known as Principal CLO ETF, Principal Inflation Protection ETF, Principal Long Duration ETF, and Principal Securitized Debt ETF (the “Portfolios”).
In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of May 21, 2015, by and among State Street Bank and Trust Company (“State Street”) and the Trust (as amended, modified, or supplemented from time to time, the “Agreement”), the Trust hereby requests that State Street act as Transfer Agent for the new Portfolios under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the Trust confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.
Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

PRINCIPAL EXCHANGE-TRADED FUNDS
On behalf of:

PRINCIPAL CLO ETF
PRINCIPAL INFLATION PROTECTION ETF
PRINCIPAL LONG DURATION ETF
PRINCIPAL SECURITIZED DEBT ETF

		By:	/s/ Adam U. Shaikh
		Name:	Adam U. Shaikh
		Title:	Vice President, Assistant General Counsel, and Assistant Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jacqueline M. Carr
Name:	Jacqueline M. Carr
Title:	Managing Director

Effective Date: May 21, 2026

        EXHIBIT A
SCHEDULE A
LIST OF PORTFOLIOS
Principal Active High Yield ETF
Principal Capital Appreciation Select ETF
Principal CLO ETF
Principal Focused Blue Chip ETF
Principal Inflation Protection ETF
Principal International Equity ETF
Principal Investment Grade Corporate ETF*
Principal Long Duration ETF
Principal Quality ETF
Principal Real Estate Active Opportunities ETF
Principal Securitized Debt ETF
Principal Spectrum Preferred Securities Active ETF
Principal Spectrum Preferred and Income ETF**
Principal U.S. Mega-Cap ETF
Principal U.S. Small-Cap ETF
Principal Value ETF
*  Name changed: April 21, 2026
** Name changed November 1, 2025